Exhibit 10.12

THIS TRANSACTION FEE AGREEMENT (this “Agreement”) is made as of the 6th day of June, 2016.

BETWEEN:

LILIS ENERGY, INC.

216 16th Street, Suite 1350

Denver, CO 80202

(the “Company”)

OF THE FIRST PART

AND:

T.R. WINSTON & COMPANY, LLC

376 Main Street
Bedminster, New Jersey 07921

(the “Broker”)

OF THE SECOND PART

W H E R E A S:

A.           The Company will enter into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers to be identified on the signature pages of the Purchase Agreement (collectively, the “Investors”) in connection with the placement of convertible preferred stock (the “Preferred Stock”) and warrants of the Company to purchase a number of shares of common stock, par value $0.0001 per share, equal to 50% of the shares of common stock initially issuable upon conversion of the Preferred Stock (the “Investor Warrants”) in the aggregate amount of up to $20 million;

B.           The Broker is a licensed broker-dealer with the Financial Industry Regulatory Authority;

C.           The Broker introduced the Company to the Investors and assisted the Company in the transactions contemplated by the Purchase Agreement;

D.           If the Company closes the transaction contemplated herein, the Company wishes to reward the Broker for its services in the manner hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants, promises, conditions, warranties and representations hereinafter set forth, the parties hereto agree as follows:

1.           The Company agrees to compensate the Broker as follows: (i) seven percent (7%) of the gross proceeds of the offering, payable at the Closing (as defined in the Purchase Agreement), (ii) a warrant equal to seven percent (7%) of the common shares issued to the Investors, identical to the Investor Warrants, and (iii) shall reimburse the agent for its legal fees equal to $25,000, along with reasonable expenses incurred by any approved Selected Dealer or by the Broker. Broker may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with any Subsequent Financing (as defined below).

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2.           The Broker shall be entitled to a cash placement fee (“Tail Fee”), calculated in the manner provided for in Section 1 above, with respect to any subsequent public or private offering or other financing or capital-raising transaction of any kind (“Subsequent Financing”) to the extent that such financing or capital is provided to the Company, all or in part, by Investors whom the Broker had introduced, directly or indirectly, to the Company, if such Subsequent Financing is consummated at any time with the 18-month period following the Closing of the transaction contemplated herein. The Broker may assign any portion of the Tail Fee to approved Selected Dealers accordingly.

3.           The parties hereto, and each of them, covenant and agree that each of them shall and will upon reasonable request by the other party, make, do, execute or cause to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances whatsoever for the better or more perfect and absolute performance of the terms and conditions of this Agreement.

4.           By execution hereof, the Company acknowledges that the Broker does not provide investment advice or financial planning services. In that regard, the Broker is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and cannot therefore provide any advice regarding the desirability or value of purchasing, selling, transacting in, investing in, or holding any security. Rather, the Broker’s services will be limited to those properly provided by a licensed broker-dealer (T.R. Winston & Company, LLC is registered with the FINRA as an “Introducing Broker/Dealer” or “K” broker/ dealer in accordance with Section 15 of the Securities and Exchange Act of 1934, as amended.)

5.           The Company hereby agrees to indemnify and hold harmless the Broker, its managers, members, agents and employees, including approved Selected Dealers (collectively referred to as the Broker for purposes of this Section 4) from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses as incurred by any of them (including the fees and expenses of counsel) which are related to or arise out of any actions taken or omitted to be taken (including any untrue statements made or omitted to be made) by the Company or any actions taken or omitted to be taken by the Broker (except in the case of gross negligence or willful misconduct on the part of such Broker) in connection with the transactions contemplated by the Purchase Agreement or otherwise related to or arising out of the Broker’s activities on behalf of the Company. The Company shall reimburse Broker for all expenses (including the reasonable fees and expenses of counsel) incurred by such Broker in connection with investigating, preparing or defending any such claim, action, suit or proceeding, including in connection with pending or threatened litigation to which Broker is a party, except in the case of gross negligence or willful misconduct on the part of such Broker.

6.           This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

7.           This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof. The parties hereto hereby submit to the exclusive jurisdiction of the state courts or the United States Federal Courts located in New York with respect to any dispute arising under this Agreement or the transactions contemplated hereby. The party which does not prevail in any dispute arising under this Agreement, determined by a court of competent jurisdiction in a final non-appealable judgment, shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

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8.           This Agreement consists of a total of 3 pages. This Agreement may be signed in any number of counterparts and the combination of the same shall constitute a binding agreement. A signed copy of this Agreement received via facsimile shall be deemed an original signature of a party for purposes of making this Agreement a binding agreement.

IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement as of and from the day first above written.

LILIS ENERGY, INC.

By:	/s/ Abraham Mirman
	Name:	Abraham Mirman
	Title:	CEO

T.R. WINSTON & COMPANY, LLC

By:	/s/ G. Tyler Runnels
	Name:	G. Tyler Runnels
	Title:	Chairman & CEO

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